On November 16, 1999, the Board of Directors amended the Articles of Incorporation for Pilgrim Investment Funds, Inc. to add Class Q Shares of
Pilgrim MagnaCap Fund. The Articles Supplementary to the Articles of Incorporation designating Class Q is incorporated by reference to Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A as filed on January 4, 2000.